OPPENHEIMER ROCHESTER LIMITED TERM MUNICIPAL FUND

SPECIAL SHAREHOLDER MEETINGS (Unaudited)

On June 21, 2013, a first shareholder meeting of Oppenheimer Rochester Limited Term Municipal Fund (the “Fund”), a series of Oppenheimer Municipal Fund (the “Trust”) was held at which the twelve Trustees identified below were elected to the Trust (Proposal No. 1) as described in the Fund’s proxy statement dated April 12, 3012 (the “Proxy Statement”).  The following is a report of the votes cast:

Nominee/Proposal                                           For                                        Withheld

Trustees

Brian F. Wruble                                           360,435,971                                6,499,938
David K. Downes                                        360,289,298                                6,646,611
Matthew P. Fink                                           360,326,942                                6,608,967
Edmund Giambastiani, Jr.                           360,513,049                                6,422,859
Phillip A. Griffiths                                       360,300,982                                6,634,926
Mary F. Miller                                              360,372,612                                6,563,297
Joel W. Motley                                             360,708,979                                6,226,930
Joanne Pace                                                   360,962,626                                5,973,283
Mary Ann Tynan                                         360,492,079                                6,443,829
Joseph M. Wikler                                         360,389,853                                6,546,056
Peter I. Wold                                                   360,824,179                                6,111,730
William F. Glavin, Jr.                                      360,567,806                                6,368,102

On September 27, 2013, following an adjournment from a second shareholder meeting held on June 21, 2013, as adjourned to August 2, 2013 and August 12, 2013, a meeting of the Fund was held at which the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2a:  Proposal to revise the fundamental policy relating to borrowing
For                                  Against                                            Abstain
149,107,787                                6,647,850                                           39,951,131

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                                   Against                                Abstain
149,183,430                                6,626,198                                39,897,143

2c-1:  Proposal to remove the fundamental policy relating to diversification of investments
For                                    Against                                Abstain
148,554,389                                7,190,855                                39,961,523

2d:  Proposal to revise the fundamental policy relating to lending
For                                  Against                                Abstain
148,774,467                                6,933,016                                39,999,282

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                                   Against                                Abstain
148,938,722                                6,860,470                                39,907,577

2f:  Proposal to revise the fundamental policy relating to senior securities
For                                   Against                                Abstain
149,006,043                                6,600,614                                40,100,111

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                                  Against                                Abstain
148,644,423                                6,781,771                                40,280,577

2h:  Proposal to revise the fundamental policy relating to tax-free securities
For                                  Against                                Abstain
148,417,863                                7,254,100                                40,034,805

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                                  Against                                Abstain
138,573,329                                16,599,177                                40,534,269

2s:  Proposal to approve a change in the Fund’s investment objective
For                                 Against                                Abstain
148,254,141                                7,460,446                                39,992,181

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                                              Against                                Abstain
151,052,936                              5,025,040                                39,628,793